Exhibit 10.1

AMENDMENT TO
RESTRICTED STOCK OPTION AWARD AGREEMENT

This Amendment to Restricted Stock Option Award Agreement (this “Amendment”) is made by and between First Franklin Corporation (the “Company”) and John J. Kuntz (the “Executive”) as of this 12th day of October, 2010.

WHEREAS, the Company previously granted the Executive an award of stock options (“Options”) pursuant to a Restricted Stock Option Award Agreement dated as of April 16, 2010 (the “Award Agreement”); and

WHEREAS, except for the “Effective Date Shares” (as defined in the Award Agreement), the shares subject to the Option may become exercisable on each of March 31, 2011, March 31, 2012 and March 31, 2013 (each a “Vesting Date”) provided both that the Company maintains a predetermined average per share closing price and that the Executive remains employed on the applicable Vesting Date; and

WHEREAS, the Company intended for the Executive to be required to exercise the Option with respect to any shares that become exercisable on a Vesting Date in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the Company and the Executive each desire to amend the Award Agreement to clarify the provisions with respect to exercise thereof;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Award Agreement by deleting Section 4.1 thereof and substituting the following therefor:

4.1
Any portion of the Option that becomes exercisable in accordance with the schedule set forth above must be exercised within ninety (90) days following the date that such portion of the Option becomes exercisable. If the exercisable portion of the Option is not exercised within such ninety (90) day period, the Option will be canceled with respect to the number of  shares underlying the portion of the Option that was not exercised.

IN WITNESS WHEREOF, the parties have executed, or caused to be executed by their duly authorized representatives, this Amendment effective as of the date first set forth above.

FIRST FRANKLIN CORPORATION		JOHN J. KUNTZ

By:	/s/ Daniel T. Voelpel	/s/ John J. Kuntz

Its:	Vice President